Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

EXAGEN INC.

It is hereby certified that:

FIRST: The present name of the corporation is Exagen Inc. (hereinafter called the “Corporation”), which was originally incorporated under the name Exagen Diagnostics, Inc.; and the date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was November 17, 2003.

SECOND: The Certificate of Incorporation of the Corporation is hereby amended and restated to read as follows:

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

EXAGEN INC.

ARTICLE FIRST

NAME

The name of the Corporation is Exagen Inc. (the “Corporation”).

ARTICLE SECOND

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, city of Wilmington, County of New Castle, State of Delaware, 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE THIRD

PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

ARTICLE FOURTH

CAPITAL STOCK

A. The Corporation is authorized to issue two classes of stock: Common Stock and Preferred Stock. The total number of shares which the Corporation may issue is 3,008,667,059 shares, of which:

(i) 1,369,185 shares are Series A-3 Convertible Preferred Stock and of a par value of one-thousandth of one cent ($0.001) each (hereinafter referred to as the “Series A-3 Preferred Stock”); and

(ii) 3,030,584 shares are Series B-3 Convertible Preferred Stock and of a par value of one-thousandth of one cent ($0.001) each (hereinafter referred to as the “Series B-3 Preferred Stock”);

(iii) 16,637,570, shares are Series C Convertible Preferred Stock and of a par value of one-thousandth of one cent ($0.001) each (hereinafter referred to as the “Series C Preferred Stock”);

(iv) 9,708,328 shares are Series D Convertible Preferred Stock and of a par value of one-thousandth of one cent ($0.001) each (hereinafter referred to as the “Series D Preferred Stock”);

(v) 169,238,239 shares are Series E Convertible Preferred Stock and of a par value of one-thousandth of one cent ($0.001) each (hereinafter referred to as the “Series E Preferred Stock”);

(vi) 358,715,558 shares are Series F Convertible Preferred Stock and of a par value of one-thousandth of one cent ($0.001) each (hereinafter referred to as the “Series F Preferred Stock”);

(vii) 479,967,595 shares are Series H Convertible Preferred Stock and of a par value of one-thousandth of one cent ($0.001) each (hereinafter referred to as the “Series H Preferred Stock”); and

(viii) 1,970,000,000 shares are Common Stock and of a par value of one-thousandth of one cent ($0.001) each (hereinafter referred to as the “Common Stock”).

Effective upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), every share of Series G Preferred Stock then issued and outstanding or held in the treasury of the Corporation immediately prior to the Effective Time shall automatically be converted into 1.6553 shares of Series H Preferred Stock, without any further action by the holders of such shares (the “Series G Conversion”). The Series G Conversion will be effected on a holder-by-holder basis, and any fractional shares resulting from such conversion shall be rounded down to the nearest whole share on a holder-by-holder basis. No fractional shares shall be issued in connection with the Series G Conversion. The Series G Conversion shall occur automatically without any further action by the holders of the shares of Common Stock and Preferred Stock affected thereby.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the outstanding stock of the Corporation entitled to vote (voting together on an as-if-converted basis).

B. Following the filing of this Amended and Restated Certificate of Incorporation, the rights, preferences, privileges, restrictions and other matters relating to the Preferred Stock are as set forth in this Part B.

ARTICLE 1

DEFINITIONS

For purposes of this Part B, the following definitions shall apply:

“Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 4.4(b), deemed to be issued) by the Corporation on or after the Filing Date, other than (i) shares of Series H Preferred Stock issued pursuant to the Series H Preferred Stock Purchase Agreement and (ii) shares of Common Stock issued or issuable (or so deemed to be issued):

(a) upon conversion of shares of Preferred Stock;

(b) upon the exercise of warrants outstanding as of the Filing Date to purchase 171,669,387 shares of Common Stock;

(c) to officers, directors or employees of, or consultants to, the Corporation for up to 305,510,110 shares of Common Stock pursuant to any stock option, incentive, bonus or compensation program approved by the Board of Directors;

(d) by way of dividend or other distribution on shares of Preferred Stock;

(e) for which adjustment is made in the Conversion Price pursuant to Section 4.4(e) or (f); or

(f) in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, before which or in connection with which all outstanding shares of Preferred Stock will be automatically converted into Common Stock pursuant to Section 4.1.

“Affiliate” (i) with respect to vSpring SBIC, L.P., shall include any affiliate of vSpring Capital, LLC, (ii) with respect to Wasatch Venture Fund III, L.L.C., shall include any venture capital fund managed by the general partners of Wasatch Venture Fund III, L.L.C., (iii) with respect to NMSIC Co-Investment Fund, L.P., shall include any affiliate of Sun Mountain Capital Partners, LLC, (iv) with respect to PCM/Exagen, L.P., shall include Hunt Holdings L.P., and (v) with respect to Tullis-Dickerson Capital Focus III, L.P., shall include any pooled investment vehicle managed by Tullis Health Investors of FL, LLC, and any of its affiliates.

“Conversion Date” shall have the meaning set forth in Section 4.3.

“Conversion Price” shall mean the price at which shares of Common Stock shall be deliverable upon conversion, which shall initially be equal to (a) with respect to a share of Series A-3 Preferred Stock, $7.50, (b) with respect to a share of Series B-3 Preferred Stock, $0.078, (c) with respect to a share of Series C Preferred Stock, $0.078, (d) with respect to a share of Series D Preferred Stock, $0.078, (e) with respect to a share of Series E Preferred Stock, $0.078, (f) with respect to a share of Series F Preferred Stock, $0.078, and (g) with respect to a share of Series H Preferred Stock, $0.04712, in each case subject to appropriate and proportionate adjustments for any stock dividends, stock splits and other subdivisions and combinations of, and recapitalizations and like occurrences with respect to, such shares, as applicable, and further subject to adjustment (in order to adjust the number of shares of Common Stock into which such Preferred Stock is convertible) as provided in Section 4.4.

“Conversion Rights” shall have the meaning set forth in Section 4.

“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

“Filing Date” means the date of the filing of this Amended and Restated Certificate of Incorporation.

“H.I.G.” shall mean H.I.G. Bio-Exagen, L.P. and affiliates thereof.

“Liquidation” shall have the meaning set forth in Section 3.2.

“Liquidation Preference” shall mean:

(a) with respect to a share of Series A-3 Preferred Stock, the Liquidation Value specified for such share of Series A-3 Preferred Stock;

(b) with respect to a share of Series B-3 Preferred Stock, the sum of (i) the Liquidation Value for such share of Series B-3 Preferred Stock, plus (ii) an amount equal to any other dividends then declared but unpaid thereon;

(c) with respect to a share of Series C Preferred Stock, the sum of (i) the Liquidation Value for such share of Series C Preferred Stock, plus (ii) an amount equal to any other dividends then declared but unpaid thereon;

(d) with respect to a share of Series D Preferred Stock, the sum of (i) the Liquidation Value for such share of Series D Preferred Stock, plus (ii) an amount equal to any other dividends then declared but unpaid thereon;

(e) with respect to a share of Series E Preferred Stock, the sum of (i) the Liquidation Value for such share of Series E Preferred Stock, plus (ii) an amount equal to any other dividends then declared but unpaid thereon;

(f) with respect to a share of Series F Preferred Stock, the sum of (i) the Liquidation Value for such share of Series F Preferred Stock, plus (ii) an amount equal to any other dividends then declared but unpaid thereon; and

(g) with respect to a share of Series H Preferred Stock, the sum of (i) the Liquidation Value for such share of Series H Preferred Stock, plus (ii) an amount equal to any other dividends then declared but unpaid thereon.

“Liquidation Value” shall mean (a) with respect to a share of Series A-3 Preferred Stock $7.50, (b) with respect to a share of Series B-3 Preferred Stock, $0.25, (c) with respect to a share of Series C Preferred Stock, $0.50, (d) with respect to a share of Series D Preferred Stock, $0.375, (e) with respect to a share of Series E Preferred Stock, $0.127, (f) with respect to a share of Series F Preferred Stock, $0.074, and (g) with respect to a share of Series H Preferred Stock, $0.04712, in each case subject to appropriate and proportionate adjustments for any stock dividends, stock splits and other subdivisions and combinations of, and recapitalizations and like occurrences with respect to, such shares, as applicable.

“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

“Original Issue Price” shall mean (a) with respect to a share of Series A-3 Preferred Stock, $7.50, (b) with respect to a share of Series B-3 Preferred Stock, $0.25, (c) with respect to a share of Series C Preferred Stock, $0.25, (d) with respect to a share of Series D Preferred Stock, $0.25, (e) with respect to a share of Series E Preferred Stock, $0.25, (f) with respect to a share of Series F Preferred Stock, $0.078, and (g) with respect to a share of Series H Preferred Stock, $0.04712, in each case subject to appropriate and proportionate adjustments for any stock dividends, stock splits and other subdivisions and combinations of, and recapitalizations and like occurrences with respect to, such shares, as applicable.

“PCM/Hunt” shall mean PCM/Exagen, L.P. and Affiliates thereof.

“Preferred Stock” shall mean the Series A-3 Preferred Stock, the Series B-3 Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series H Preferred Stock, collectively.

“Redemption Date” shall mean the requested date of redemption pursuant to Section 6.1 or Section 6.2.

“Redemption Event” shall mean the failure by the Corporation to perform or observe any material provision of the Corporation’s Amended and Restated Certificate of Incorporation or any one or more of the Series H Preferred Stock Purchase Agreement, the Amended and Restated Investors’ Rights Agreement or the Amended and Restated Stockholders’ Agreement, each dated on or about the Filing Date and as amended and/or restated from time to time, among the Corporation and certain of its stockholders, copies of which are on file and available for inspection at the office of the Corporation, unless such failure, if curable, is cured within a period of sixty (60) days, provided that the Requisite Majority (as defined hereafter), give to the Corporation a written notice of such redemption.

“Redemption Price” shall mean, (a) with respect to a share of Series B-3 Preferred Stock, an amount equal to the Liquidation Value for such share of Series B-3 Preferred Stock, (b) with respect to a share of Series C Preferred Stock, an amount equal to the Liquidation Value for such share of Series C Preferred Stock, (c) with respect to a share of Series D Preferred Stock, an amount equal to the Liquidation Value for such share of Series D Preferred Stock, (d) with respect to a share of Series E Preferred Stock, an amount equal to the Liquidation Value for such share of Series E Preferred Stock, (e) with respect to a share of Series F Preferred Stock, an amount equal to the Liquidation Value for such share of Series F Preferred Stock, and (f) with respect to a share of Series H Preferred Stock, an amount equal to the Liquidation Value for such share of Series H Preferred Stock.

“Requisite Party” shall be any of H.I.G., Sun Mountain (as defined below), Tullis (as defined below) or PCM/Hunt, each for so long as it holds at least fifty percent (50%) of the shares of Preferred Stock that such party or its Affiliates held as of the date of the Series H Preferred Stock Purchase Agreement (as defined herein).

“Requisite Majority” shall mean (A) for so long as H.I.G. is a Requisite Party and three other Requisite Parties exist, either (i) any three Requisite Parties or (ii) H.I.G. and any other single Requisite Party, (B) for so long as H.I.G. is a Requisite Party and two other Requisite Parties exist, H.I.G. and any other single Requisite Party, (C) for so long as H.I.G. is a Requisite Party and one or no other Requisite Party exists, H.I.G., (D) if H.I.G. is not a Requisite Party, the majority of shares of Preferred Stock then held by the Requisite Parties, or (E) if no Requisite Party exists, Investors holding at least a majority of the shares of Senior Preferred Stock (as defined below) then outstanding.

“Sun Mountain” shall mean NMSIC Co-Investment Fund, L.P. and Affiliates thereof.

“Tullis” shall mean Tullis-Dickerson Capital Focus III, L.P. and Affiliates thereof.

“Senior Preferred Stock” shall mean the Series B-3 Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series H Preferred Stock, collectively.

“Series H Preferred Stock Purchase Agreement” shall mean that certain Series H Preferred Stock Purchase Agreement, dated on or about the Filing Date, among the Corporation and the other parties named therein, as amended and/or restated from time to time.

All references to Sections in this Article Fourth are references to Sections of this Article Fourth unless otherwise specifically set forth herein.

ARTICLE 2

DIVIDEND RIGHTS

Section 2.1. Series H Dividends.

(a) The outstanding shares of Series H Preferred Stock shall be entitled to receive non-cumulative dividends at a rate of $0.00377 per share (the “Series H Dividends”) (subject to appropriate and proportionate adjustments for stock dividends, stock splits and other subdivisions and combinations of, and recapitalizations and like occurrences with respect to the Series H Preferred Stock) per annum, out of any assets at the time legally available therefor, when, as and if declared by the Board of Directors, prior and in preference to the payment of any dividends to the holders of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B-3 Preferred Stock, Series A-3 Preferred Stock and the Common Stock. The Series H Dividends shall be payable only when, as and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Series H Dividends.

(b) The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable entirely in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Corporation’s Amended and Restated Certificate of Incorporation) the holders of the Series H Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series H Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Series H Dividends on such share of Series H Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series H Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series H Preferred Stock in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series H Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate and proportionate adjustments for any stock dividends, stock splits and other subdivisions and combinations of, and recapitalizations and like occurrences with respect to, such shares) and (2) multiplying such fraction by an amount equal to the Original Issue Price for the Series H Preferred Stock; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series H Preferred Stock pursuant to this Section 2 shall be calculated based upon the dividend on the class or Series of capital stock that would result in the highest dividend being paid to the holders of the Series H Preferred Stock.

Section 2.2. Series F Dividends.

(a) The outstanding shares of Series F Preferred Stock shall be entitled to receive non-cumulative dividends, only after the payment of dividends to the holders of Series H Preferred Stock pursuant to Section 2.1 above, at a rate of $0.00624 per share (the “Series F Dividends”) (subject to appropriate and proportionate adjustments for stock dividends, stock splits and other subdivisions and combinations of, and recapitalizations and like occurrences with respect to the Series F Preferred Stock) per annum, out of any assets at the time legally available therefor, when, as and if declared by the Board of Directors, prior and in preference to the payment of any dividends to the holders of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B-3 Preferred Stock, Series A-3 Preferred Stock and the Common Stock. The Series F Dividends shall be payable only when, as and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Series F Dividends.

(b) The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable entirely in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Corporation’s Amended and Restated Certificate of Incorporation) the holders of the Series F Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series F Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Series F Dividends on such share of Series F Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series F Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series F Preferred Stock in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series F Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate and proportionate adjustments for any stock dividends, stock splits and other subdivisions and combinations of, and recapitalizations and like occurrences with respect to, such shares) and (2) multiplying such fraction by an amount equal to the Original Issue Price for the Series F Preferred Stock; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series F Preferred Stock pursuant to this Section 2 shall be calculated based upon the dividend on the class or Series of capital stock that would result in the highest dividend being paid to the holders of the Series F Preferred Stock.

Section 2.3. Series E Dividends.

(a) The outstanding shares of Series E Preferred Stock shall be entitled to receive non-cumulative dividends, only after the payment of dividends to the holders of Series H Preferred Stock pursuant to Section 2.1 above and to the holders of Series F Preferred Stock pursuant to Section 2.2 above, at a rate of $0.00624 per share (the “Series E Dividends”) (subject to appropriate and proportionate adjustments for stock dividends, stock splits and other subdivisions and combinations of, and recapitalizations and like occurrences with respect to the Series E Preferred Stock) per annum, out of any assets at the time legally available therefor, when, as and if declared by the Board of Directors, prior and in preference to the payment of any dividends to the holders of Series D Preferred Stock, Series C Preferred Stock, Series B-3 Preferred Stock, Series A-3 Preferred Stock and the Common Stock. The Series E Dividends shall be payable only when, as and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Series E Dividends.

(b) The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable entirely in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Corporation’s Amended and Restated Certificate of Incorporation) the holders of the Series E Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series E Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Series E Dividends on such share of Series E Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series E Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series E Preferred Stock in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series E Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate and proportionate adjustments for any stock dividends, stock splits and other subdivisions and combinations of, and recapitalizations and like occurrences with respect to, such shares) and (2) multiplying such fraction by an amount equal to the Original Issue Price for the Series E Preferred Stock; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series E Preferred Stock pursuant to this Section 2 shall be calculated based upon the dividend on the class or Series of capital stock that would result in the highest dividend being paid to the holders of the Series E Preferred Stock.

Section 2.4. Series D Dividends.

(a) The outstanding shares of Series D Preferred Stock shall be entitled to receive non-cumulative dividends, only after the payment of dividends to the holders of Series H Preferred Stock pursuant to Section 2.1 above, to the holders of Series F Preferred Stock pursuant to Section 2.2 above and to the holders of Series E Preferred Stock pursuant to Section 2.3 above, at a rate of $0.00624 per share (the “Series D Dividends”) (subject to appropriate and proportionate adjustments for stock dividends, stock splits and other subdivisions and combinations of, and recapitalizations and like occurrences with respect to the Series D Preferred Stock) per annum, out of any assets at the time legally available therefor, when, as and if declared by the Board of Directors, prior and in preference to the payment of any dividends to the holders of Series C Preferred Stock, Series B-3 Preferred Stock, Series A-3 Preferred Stock and the Common Stock. The Series D Dividends shall be payable only when, as and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Series D Dividends.

(b) The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable entirely in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Corporation’s Amended and Restated Certificate of Incorporation) the holders of the Series D Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series D

Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Series D Dividends on such share of Series D Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series D Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series D Preferred Stock in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series D Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate and proportionate adjustments for any stock dividends, stock splits and other subdivisions and combinations of, and recapitalizations and like occurrences with respect to, such shares) and (2) multiplying such fraction by an amount equal to the Original Issue Price for the Series D Preferred Stock; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series D Preferred Stock pursuant to this Section 2 shall be calculated based upon the dividend on the class or Series of capital stock that would result in the highest dividend being paid to the holders of the Series D Preferred Stock.

Section 2.5. Series C Dividends.

(a) The outstanding shares of Series C Preferred Stock shall be entitled to receive non-cumulative dividends, only after the payment of dividends to the holders of Series H Preferred Stock pursuant to Section 2.1 above, to the holders of Series F Preferred Stock pursuant to Section 2.2 above, to the holders of Series E Preferred Stock pursuant to Section 2.3 above and to the holders of Series D Preferred Stock pursuant to Section 2.4 above, at a rate of $0.00624 per share (the “Series C Dividends”) (subject to appropriate and proportionate adjustments for stock dividends, stock splits and other subdivisions and combinations of, and recapitalizations and like occurrences with respect to the Series C Preferred Stock) per annum, out of any assets at the time legally available therefor, when, as and if declared by the Board of Directors, prior and in preference to the payment of any dividends to the holders of Series B-3 Preferred Stock, Series A-3 Preferred Stock and the Common Stock. The Series C Dividends shall be payable only when, as and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Series C Dividends.

(b) The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable entirely in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Corporation’s Amended and Restated Certificate of Incorporation) the holders of the Series C Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series C Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Series C Dividends on such share of Series C Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series C Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series C Preferred Stock in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series C Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate and proportionate adjustments for any stock dividends, stock splits and other subdivisions and combinations of, and recapitalizations and like occurrences with respect to, such shares) and (2) multiplying such fraction by an amount equal to the Original Issue Price for the Series C Preferred Stock; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series C Preferred Stock pursuant to this Section 2 shall be calculated based upon the dividend on the class or Series of capital stock that would result in the highest dividend being paid to the holders of the Series C Preferred Stock.

Section 2.6. Series B-3 Dividends.

(a) The outstanding shares of Series B-3 Preferred Stock shall be entitled to receive non-cumulative dividends, only after the payment of dividends to the holders of Series H Preferred Stock pursuant to Section 2.1 above, to the holders of Series F Preferred Stock pursuant to Section 2.2 above, to the holders of Series E Preferred Stock pursuant to Section 2.3 above, to the holders of Series D Preferred Stock pursuant to Section 2.4 above and to the holders of Series C Preferred Stock pursuant to Section 2.5 above, at a rate of $0.00624 per share (the “Series B-3 Dividends”) (subject to appropriate and proportionate adjustments for stock dividends, stock splits and other subdivisions and combinations of, and recapitalizations and like occurrences with respect to the Series B-3 Preferred Stock) per annum, out of any assets at the time legally available therefor, when, as and if declared by the Board of Directors, prior and in preference to the payment of any dividends to the holders of Series A-3 Preferred Stock and the Common Stock. The Series B-3 Dividends shall be payable only when, as and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Series B-3 Dividends.

(b) The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable entirely in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Corporation’s Amended and Restated Certificate of Incorporation) the holders of the Series B-3 Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series B-3 Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Series B-3 Dividends on such share of Series B-3 Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series B-3 Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series B-3 Preferred Stock in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series B-3 Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate and proportionate adjustments for any stock dividends, stock splits and other subdivisions and combinations of, and recapitalizations and like occurrences with respect to, such shares) and (2) multiplying such fraction by an amount equal to the Original Issue Price for the Series B-3 Preferred Stock; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series B-3 Preferred Stock pursuant to this Section 2 shall be calculated based upon the dividend on the class or Series of capital stock that would result in the highest dividend being paid to the holders of the Series B-3 Preferred Stock.

Section 2.7. No Other Dividends.

No dividend shall be declared or be payable on the outstanding shares of the Series H Preferred Stock, Series F Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B-3 Preferred Stock or Series A-3 Preferred Stock or the Common Stock (other than a dividend on shares of Common Stock payable entirely in shares of Common Stock) without the consent of the Requisite Majority and, for so long as H.I.G. is a Requisite Party, H.I.G. Nothing in this Section 2.7 shall preclude the payment of an amount equal to any Series H Dividends, Series F Dividends, Series D Dividends, Series C Dividends or Series B-3 Dividends as part of the Liquidation Preference or Redemption Price, as applicable, with respect to the Series H Preferred Stock, Series F Preferred Stock, Series D Preferred Stock, Series C Preferred Stock or Series B-3 Preferred Stock, as applicable.

ARTICLE 3

LIQUIDATION RIGHTS

Section 3.1. Right to Liquidation Value.

(a) In the event of any Liquidation, either voluntary or involuntary, before any distribution or payment shall be made to the holders of any Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B-3 Preferred Stock, Series A-3 Preferred Stock or Common Stock, each holder of Series H Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or payment (or the consideration received in a transaction which is a Liquidation), on account of each then-outstanding share of Series H Preferred Stock held by them, the Liquidation Preference specified for such share of Series H Preferred Stock. If, upon the Liquidation, the assets of the Corporation (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of the Series H Preferred Stock of the full Liquidation Preference of the Series H Preferred Stock, then such assets (or consideration) shall be distributed or paid among the holders of Series H Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(b) After the payment of the full Liquidation Preference of the Series H Preferred Stock as set forth in Section 3.1(a), and before any distribution or payment shall be made to the holders of any Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock, Series B-3 Preferred Stock, Series A-3 Preferred Stock or Common Stock, each holder of Series F Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or payment (or the consideration received in a transaction which is a Liquidation), on account of each then-outstanding share of Series F Preferred Stock held by them, the Liquidation Preference specified for such share of Series F Preferred Stock. If, upon the Liquidation, the assets of the Corporation (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of the Series F Preferred Stock of the full Liquidation Preference of the Series F Preferred Stock, then such assets (or consideration) shall be distributed or paid among the holders of Series F Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(c) After the payment of the full Liquidation Preference of the Series H Preferred Stock as set forth in Section 3.1(a) and the full Liquidation Preference of the Series F Preferred Stock as set forth in Section 3.1(b), and before any distribution or payment shall be made to the holders of any Series D Preferred Stock, Series C Preferred Stock, Series B-3 Preferred Stock, Series A-3 Preferred Stock or Common Stock, each holder of Series E Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or payment (or the consideration received in a transaction which is a Liquidation), on account of each then-outstanding share of Series E Preferred Stock held by them, the Liquidation Preference specified for such share of Series E Preferred Stock. If, upon the Liquidation, the assets of the Corporation (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of the Series E Preferred Stock of the full Liquidation Preference of the Series E Preferred Stock, then such assets (or consideration) shall be distributed or paid among the holders of Series E Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(d) After the payment of the full Liquidation Preference of the Series H Preferred Stock as set forth in Section 3.1(a), the full Liquidation Preference of the Series F Preferred Stock as set forth in Section 3.1(b) and the full Liquidation Preference of the Series E Preferred Stock as set forth in Section 3.1(c), and before any distribution or payment shall be made to the holders of any Series C Preferred Stock, Series B-3 Preferred Stock, Series A-3 Preferred Stock or Common Stock, each holder of Series D Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or payment (or the consideration received in a transaction which is a Liquidation), on account of each then-outstanding share of Series D Preferred Stock held by them, the Liquidation Preference specified for such share of Series D Preferred Stock. If, upon the Liquidation, the assets of the Corporation (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of the Series D Preferred Stock of the full Liquidation Preference of the Series D Preferred Stock, then such assets (or consideration) shall be distributed or paid among the holders of Series D Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(e) After the payment of the full Liquidation Preference of the Series H Preferred Stock as set forth in Section 3.1(a), the full Liquidation Preference of the Series F Preferred Stock as set forth in Section 3.1(b), the full Liquidation Preference of the Series E Preferred Stock as set forth in Section 3.1(c), and the full Liquidation Preference of the Series D Preferred Stock as set forth in Section 3.1(d), and before any distribution or payment shall be made to the holders of any Series B-3 Preferred Stock, Series A-3 Preferred Stock or Common Stock, the holders of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or payment (or the consideration received in a transaction which is a Liquidation), on account of each then-outstanding share of Series C Preferred Stock held by them, the Liquidation Preference specified for such share of Series C Preferred Stock. If, upon the Liquidation, the assets of the Corporation (or the consideration received in such transaction) shall be insufficient to make payment in full to all holders of the Series C Preferred Stock of the full Liquidation Preference of the Series C Preferred Stock, then such assets (or consideration) shall be distributed or paid among the holders of Series C Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(f) After the payment of the full Liquidation Preference of the Series H Preferred Stock as set forth in Section 3.1(a), the full Liquidation Preference of the Series F Preferred Stock as set forth in Section 3.1(b), the full Liquidation Preference of the Series E Preferred Stock as set forth in Section 3.1(c), the full Liquidation Preference of the Series D Preferred Stock as set forth in Section 3.1(d) and the full Liquidation Preference of the Series C Preferred Stock as set forth in Section 3.1(e), and before any distribution or payment shall be made to the holders of any Series A-3 Preferred Stock or Common Stock, the holders of Series B-3 Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or payment (or the consideration received in such transaction), on account of each then-outstanding share of Series B-3 Preferred Stock held by them, the Liquidation Preference specified for such share of Series B-3 Preferred Stock. If the assets of the Corporation shall be insufficient to make payment in full to all holders of the Series B-3 Preferred Stock of the full Liquidation Preference of the Series B-3 Preferred Stock, then such assets (or consideration) shall be distributed or paid among the holders of Series B-3 Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(g) After the payment of the full Liquidation Preference of the Series H Preferred Stock as set forth in Section 3.1(a), the full Liquidation Preference of the Series F Preferred Stock as set forth in Section 3.1(b), the full Liquidation Preference of the Series E Preferred Stock as set forth in Section 3.1(c), the full Liquidation Preference of the Series D Preferred Stock as set forth in Section 3.1(d), the full Liquidation Preference of the Series C Preferred Stock as set forth in Section 3.1(e) and the full Liquidation Preference of the Series B-3 Preferred Stock as set forth in Section 3.1(f), and before any distribution or payment shall be made to the holders of any Common Stock, the holders of Series A-3 Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution or payment (or the consideration received in such transaction), on account of each then-outstanding share of Series A-3 Preferred Stock held by them, the Liquidation Preference specified for such share of Series A-3 Preferred Stock. If the assets of the Corporation shall be insufficient to make payment in full to all holders of the Series A-3 Preferred Stock of the full Liquidation Preference of the Series A-3 Preferred Stock, then such assets (or consideration) shall be distributed or paid among the holders of Series A-3 Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

(h) After the payment of the full Liquidation Preference of the Preferred Stock as set forth in Sections 3.1(a), 3.1(b), 3.1(c), 3.1(d), 3.1(e), 3.1(f) and 3.1(g) above, all of the remaining assets of the Corporation (or consideration received in such transaction) shall be distributed or paid with equal priority and pro rata among the holders of the then outstanding Preferred Stock and holders of the then outstanding Common Stock in proportion to the number of shares of Common Stock then held by such holders, treating in such circumstances each then outstanding share of Preferred Stock as if it had been converted into Common Stock at the then applicable Conversion Price.

Section 3.2. “Liquidation” Defined. Each of the following events shall be considered a “Liquidation”:

(a) any liquidation, dissolution or winding up, either voluntary or involuntary, of the Corporation;

(b) a statutory share exchange, reorganization, merger or consolidation of the Corporation with or into any other entity or entities or any other transaction or series of related transactions (but excluding any sale of stock by the Corporation for capital raising purposes), as a result of which stockholders of the Corporation immediately prior to the consummation of the statutory share exchange, reorganization, merger, consolidation, transaction or series of related transactions hold less than a majority of the voting securities of the surviving entity or the entity whose securities are issued pursuant thereto or hold greater than a majority of the voting securities of the surviving entity or the entity whose securities are issued pursuant thereto but in proportions that are not substantially equivalent to the proportions in which such stockholders held the Corporation’s voting securities immediately prior to such transaction; or

(c) a sale, lease, license or other disposition of all or substantially all of the assets of the Corporation (whether held directly or indirectly through one or more controlled subsidiaries) by means of any transaction or series of related transactions.

Section 3.3. Preferential Payment. All of the preferential amounts to be paid to the holders of the Preferred Stock pursuant to this Section 3 shall be paid or set apart in trust for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation (or compensation received in the transaction) to, the holders of the Common Stock in connection with such Liquidation.

Section 3.4. Allocation of Escrow or Contingent Payment. In the event of any transaction or event constituting a Liquidation pursuant to Section 3.2(b), if any portion of the consideration payable to the Corporation or its stockholders is placed into escrow and/or is payable to the Corporation or its stockholders at a future date and/or subject to contingencies, the definitive agreements shall provide that (a) the portion of such consideration that is not payable at a future date, not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Section 3.1 as if the Initial Consideration were the only consideration payable in connection with such Liquidation and (b) any additional consideration which becomes payable to the Corporation or its stockholders upon release from escrow or satisfaction of contingencies or otherwise shall be allocated among the holders of capital stock of the Corporation in accordance with Section 3.1 after taking into account the previous payment of the Initial Consideration as part of the same transaction. In the event of a Liquidation pursuant to Section 3.2(a) or Section 3.2(c), if any portion of the consideration payable pursuant to such Liquidation is placed into escrow, is payable at a future date and/or is payable subject to contingencies, then (x) the portion of the consideration that is not payable at a future date, not placed into escrow and not subject to any contingencies (the “Non-Contingent Consideration”) shall be distributed to the holders of the capital stock of the Corporation in accordance with Section 3.1 as if such Non-Contingent Consideration were the only consideration payable in connection with such Liquidation and (y) any additional consideration which becomes payable upon release from escrow or satisfaction of contingencies or otherwise shall be paid or distributed to the in accordance with Section 3.1 after taking into account the previous payment of the Non-Contingent Consideration as part of the same transaction.

ARTICLE 4

CONVERSION RIGHTS

The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

Section 4.1. Right to Convert. Each share of Preferred Stock shall be convertible at the option of the holder thereof at any time and without the payment of any additional consideration therefor into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price for such share of Preferred Stock by the then effective Conversion Price (determined as hereinafter provided) in effect at the time of conversion.

Section 4.2. Mandatory Conversion. Each share of Preferred Stock shall automatically be converted into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price for such share of Preferred Stock by the then effective Conversion Price for such Preferred Stock, as adjusted pursuant to Section 4.4, upon (a) the affirmative vote or written consent of (i) the Requisite Majority and (ii) solely in the event of the mandatory conversion of the Preferred Stock pursuant to clause (a)(i) of this Section 4.2 in connection either (1) with the consummation of a Liquidation pursuant to which the holders of Series H Preferred Stock will be entitled to receive consideration per share of Series H Preferred Stock, following its conversion to shares(s) of Common Stock, with a value (as determined in good faith by the Board of Directors) that is less than $0.09424 or (2) the closing of the sale of shares of Common Stock to the public at a price per share less than $0.07539 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, H.I.G. for so long as it is a Requisite Party, or (b) the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public in which the Corporation actually receives net proceeds of at least $40,000,000 (after deduction of underwriters’ discounts and commissions), at a minimum valuation of $0.09424 per share of Common Stock, and following which the Common Stock of the Corporation is traded or listed for quotation on a nationally recognized United States stock exchange; provided, that the conversion provided for in this Section 4.2(b) shall be conditioned upon the closing of the sale of securities pursuant to such offering and the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of the sale of such securities. In any case where a particular series of Preferred Stock is to be converted (and expressly excluding the case where all Preferred Stock is to be converted in accordance with the immediately preceding sentence) then, and only then, shall the following thresholds apply: (t) each outstanding share of Series A-3 Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Conversion Price for such share immediately upon the affirmative vote or written consent of the holders of at least a majority of the then-outstanding Series A-3 Preferred Stock (voting as a single class), (u) each outstanding share of Series B-3 Preferred shall automatically be converted into shares of Common Stock at the then effective Conversion Price for such share immediately upon the affirmative vote or written consent of the holders of at least a majority of the then outstanding Series B-3 Preferred (voting as a single class), (v) each outstanding share of Series C Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price for such share immediately upon the affirmative vote or written consent of the holders of at least a majority of the then outstanding Series C Preferred Stock (voting as a single class), (w) each outstanding share of Series D Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price for such share immediately upon the affirmative vote or written consent of the holders of at least a majority of the then outstanding Series D Preferred Stock (voting as a single class), (x) each outstanding share of Series E Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price for such share immediately upon the affirmative vote or written consent of the holders of at least a majority of the then outstanding Series E Preferred Stock (voting as a single class), (y) each outstanding share of Series F Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price for such share immediately upon the affirmative vote or written consent of the holders of at least a majority of the then outstanding Series F Preferred Stock (voting as a single class), and (z) each outstanding share of Series H Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price for such share immediately upon the affirmative vote or written consent of the holders of at least a majority of the then outstanding Series H Preferred Stock (voting as a single class).

Section 4.3. Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined in good faith by the Board of Directors. For such purpose, all shares of Preferred Stock held by such holders shall be aggregated together, and any resulting fractional share of Common Stock shall be paid in cash. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender at the office of the Corporation or of any transfer agent for the Preferred Stock the certificate or certificates therefor, duly endorsed or assigned in blank, or if such certificate or certificates have been lost, stolen or destroyed, a certificate in form and substance reasonably satisfactory to the Corporation certifying to such fact, together with an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by the Corporation in connection with such certificate or certificates, and shall give written notice (a “Conversion Notice”) to the Corporation at such office that he elects to convert the same and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued, together with the applicable federal taxpayer identification number; provided, that in the event of an automatic conversion of any shares of Preferred Stock pursuant to Section 4.2, the outstanding shares of Preferred Stock so converted shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or any transfer agent for the Preferred Stock; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock (or if such certificate or certificates have been lost, stolen or destroyed, a certificate in form and substance reasonably satisfactory to the Corporation certifying to such fact, together with an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by the Corporation in connection with such certificate or certificates) are delivered to the Corporation or such transfer agent. Any Conversion Notice may state the date on or the time at which the conversion provided for therein is to be deemed effective and any conditions to such effectiveness. The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver to such holder of Preferred Stock, or to his nominee or nominees, at such place designed by such holder, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled, together with cash in lieu of any fraction of a share. If a Conversion Notice states a date or time on or at which the conversion provided for therein is to be effective or states any conditions to such effectiveness, then such conversion shall be deemed to have made on or at such date or time or the satisfaction of such conditions, as applicable. If the Conversion Notice does not state any date or time on or at which the conversion provided for therein is to be effective or state any conditions to such effectiveness, then such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted pursuant to Section 4.1, and the holder of Preferred Stock entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. The date or time at which any conversion of shares of Preferred Stock is deemed effective under Section 4.2 or this Section 4.3 is referred to herein as the “Conversion Date.”

Section 4.4. Adjustments to Conversion Price for Diluting Issues.

(a) No Adjustment of Conversion Price. Subject to the provisions of Section 4.4(e) and Section 4.4(f), no adjustment in the number of shares of Common Stock into which a series of Senior Preferred Stock is convertible shall be made by adjustment in the Conversion Price for such series of Senior Preferred Stock in respect of the issuance of Additional Shares of Common Stock, unless the consideration per share for such Additional Shares of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price for such series of Senior Preferred Stock in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock.

(b) Issue of Options and Convertible Securities Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time on or after the Filing Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number and whether or not such Options or Convertible Securities or the right to convert, exercise or exchange such Options or Convertible Securities are immediately exercisable) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion, exercise or exchange of such Convertible Securities, shall (except as provided in the definition of “Additional Shares of Common Stock”) be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4.4(d)) of such Additional Shares of Common Stock would be less than the applicable Conversion Price for the relevant series of Senior Preferred Stock in effect on the date of and immediately prior to such issue, or such record date, as the case may be; and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(i) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion, exercise or exchange of such Convertible Securities;

(ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, then the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion, exercise or exchange under such Convertible Securities;

(iii) upon the expiration of any such Options or any rights of conversion, exercise or exchange under such Convertible Securities which shall not have been converted, exercised or exchanged, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(A) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion, exercise or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted, exercised or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion, exercise or exchange, and

(B) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 4.4(d)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(iv) no readjustment pursuant to clause (ii) or (iii) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (x) the Conversion Price on the original adjustment date, or (y) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

(v) if the terms of any Options or Convertible Securities are revised in any manner which has the effect of either increasing the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof or decreasing the consideration payable to the Corporation, then the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion, exercise or exchange under such Convertible Securities; and

(vi) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 4.4(b) as of the actual date of their issuance.

(c) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time on or after the Filing Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.4(b)) without consideration or for a consideration per share less than the Conversion Price for a series of Senior Preferred Stock in effect immediately prior to such issue, then and in such event, the Conversion Price for such series of Senior Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) equal to the consideration per share received by the Corporation for such issue or deemed issue of the Additional Shares of Common Stock; provided that if such issuance or deemed issuance was without consideration, then the Company shall be deemed to have received an aggregate of $0.001 of consideration for all such Additional Shares of Common Stock issued or deemed to be issued.

(d) Determination of Consideration. For purposes of this Section 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(i) Cash and Property: Such consideration shall:

(A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

(B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

(ii) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.4(b), relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration until such subsequent adjustment occurs) payable to the Corporation upon the exercise of such Options or the conversion, exercise or exchange of such Convertible Securities or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion, exercise or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number until such subsequent adjustment occurs) issuable upon the exercise of such Options or the conversion, exercise or exchange of such Convertible Securities.

(e) Adjustment for Dividends, Distributions, Subdivisions, Combinations or Consolidation of Common Stock.

(i) Stock Dividends, Distributions or Subdivisions. In the event the Corporation at any time or from time to time on or after the Filing Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, the Conversion Price for each series of Preferred Stock in effect immediately prior thereto shall be proportionately decreased to reflect such dividend, distribution or subdivision as of:

(A) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

(B) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

If such record date or other effective date shall have been fixed and such dividend, distribution or subdivision shall not have been fully paid or effected on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date or other date shall be canceled as of the close of business on such record date or other date, and thereafter the Conversion Price shall be adjusted pursuant to this Section 4.4(e) as of the time of actual payment of such dividend, distribution or effectiveness of such subdivision.

(ii) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall at any time or from time to time on or after the Filing Date be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price for each series of Preferred Stock in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(f) Adjustment for Reclassification or Reorganization. In case of any capital reorganization or reclassification of the capital stock of the Corporation (other than a reclassification covered by Section 4.4(e)(ii)), each share of Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Preferred Stock would have been entitled upon such reorganization or reclassification. In any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of these provisions set forth with respect to the rights and interest thereafter of the holders of the Preferred Stock, to the end that these provisions (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Preferred Stock.

Section 4.5. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with these terms and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder’s Preferred Stock.

Section 4.6. Notices of Record Date. In the event of (i) any taking by the Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, and any transfer of all or substantially all of the assets of the Corporation to any other entity or person, or any Liquidation, the Corporation shall mail to each holder of Preferred Stock at least 20 days (or 30 days in the case of an acquisition of the Corporation through a merger or consolidation of the Corporation, the sale, lease, license or other disposition of all or substantially all of its assets and properties or any transaction or series of related transactions) prior to the record date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger or Liquidation is expected to become effective, and (C) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger or Liquidation. Notwithstanding the requirements of this Section 4.6 and subject to compliance with the Delaware General Corporation Law, this Section 4.6 shall not be applicable and no such notice shall be required with respect to any action that is, or has been, approved by the Requisite Majority.

Section 4.7. Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of all outstanding shares of Preferred Stock. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

Section 4.8. Other Events Altering Conversion Price. Upon the occurrence of any event not specifically described in this Section 4 as reducing the Conversion Price that, in the reasonable exercise of the business judgment of the Board of Directors of the Corporation reached in good faith, requires, on equitable principles, the reduction of the Conversion Price, the Conversion Price will be so equitably reduced.

ARTICLE 5

VOTING RIGHTS

Section 5.1. General. Except as otherwise required by law and the provisions of this Section 5 and Section 7 below, the holders of the Senior Preferred Stock and the holders of the Common Stock shall be entitled to notice of any stockholders’ meeting and to vote together as a single class of capital stock upon any matter submitted to a stockholder for a vote, except as to matters pertaining to the rights or obligations of holders of Preferred Stock, when they shall vote as a class, on the following basis:

(a) Holders of Common Stock shall have one vote per share; and

(b) Holders of Senior Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock into which each such share of Senior Preferred Stock held by such holder is convertible at the time of such vote.

As to all matters with respect to which the Series B-3 Preferred Stock is entitled to vote as a single class, each share of the Series B-3 Preferred Stock shall have one vote. As to all matters with respect to which the Series C Preferred Stock is entitled to vote as a single class, each share of the Series C Preferred Stock shall have one vote. As to all matters with respect to which the Series D Preferred Stock is entitled to vote as a single class, each share of the Series D Preferred Stock shall have one vote. As to all matters with respect to which the Series E Preferred Stock is entitled to vote as a single class, each share of the Series E Preferred Stock shall have one vote. As to all matters with respect to which the Series F Preferred Stock is entitled to vote as a single class, each share of the Series F Preferred Stock shall have one vote. As to all matters with respect to which the Series H Preferred Stock is entitled to vote as a single class, each share of the Series H Preferred Stock shall have one vote.

Except as otherwise required by law, the holders of the Series A-3 Preferred Stock shall have no voting rights. As to all matters with respect to which the Series A-3 Preferred Stock is entitled to vote as required by law, each share of Series A-3 Preferred Stock shall have one vote.

Section 5.2. Election of Board of Directors. The size of the Corporation’s board of directors shall be fixed at eight (8) members, which number shall not be increased or decreased without the approval or written consent of the Requisite Majority. The holders of the Senior Preferred Stock and the holders of the Common Stock shall be entitled to vote upon the election of directors on the following basis: (i) four (4) members of the board of directors (“Preferred Directors”) of the Corporation shall be appointed by the vote of holders of a majority of the Senior Preferred Stock, voting as a separate class; (ii) one (1) member of the board of directors of the Corporation shall be appointed by the vote of the holders of at least a majority of the Common Stock, and (iii) the remaining members of the board of directors of the Corporation shall be appointed by the vote of the holders of a majority of the Senior Preferred Stock and Common Stock, voting together as a single class. Each director shall serve until he or she resigns, dies, becomes incapacitated or is removed. A director may only be removed and/or replaced by the holders of that percentage of the class or classes or series of stock which were entitled to appoint him or her.

ARTICLE 6

MANDATORY REDEMPTION

Section 6.1. Upon a Redemption Event. Assuming funds are available within the Corporation and redemption would not put the Corporation at a financial risk, upon the request in writing of the Requisite Majority, on or after a Redemption Event, the Corporation shall redeem, and every holder of Senior Preferred Stock desiring to sell shall sell its outstanding shares of Senior Preferred Stock at the Redemption Price per share, payable in cash, in each case in accordance with this Section 6. The determination of whether funds are available with the Corporation and whether the redemption would put the Corporation at financial risk shall be made by the Board of Directors and the Requisite Majority , as defined hereinafter.

Section 6.2. Upon the Fifth Anniversary of the Initial Issuance of Series H Preferred Stock. Upon the request in writing of the Requisite Majority, at any time after July 11, 2024, the Corporation shall redeem and every holder of Senior Preferred Stock desiring to sell shall sell its outstanding shares of Senior Preferred Stock at the Redemption Price per share, payable in cash, in each case in accordance with this Section 6.

Section 6.3. Mechanics of Redemption. The following provisions shall apply to any redemption pursuant to this Section 6:

(a) On the Redemption Date, the Corporation shall deposit for the benefit of the holders of the shares of the outstanding Senior Preferred Stock to be redeemed the funds necessary for the redemption of such outstanding shares of Senior Preferred Stock with a bank or trust company, having a capital and surplus of at least $50,000,000.

(i) Holders of shares of Series H Preferred Stock, prior to any redemption of any shares of Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock or Series B-3 Preferred Stock, shall thereafter have the right to receive (i) payment of the Redemption Price for such shares by surrendering to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series H Preferred Stock or (ii) a certificate or certificates for the number of shares of Common Stock into which such holder’s shares of Series H Preferred Stock are then convertible pursuant to Section 4 hereof, by surrendering a certificate or certificates representing the shares of Series H Preferred Stock in accordance with the provisions of Section 4 hereof, accompanied by any documentation required therein. If the Corporation does not have sufficient funds legally available to redeem all shares of Series H Preferred Stock to be redeemed pursuant to this Section 6.3, then it shall so notify such holders and shall redeem such shares pro rata (based on the portion of the aggregate Redemption Price for the Series H Preferred Stock payable to them) to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.

(ii) Holders of shares of Series F Preferred Stock, prior to any redemption of any shares of Series E Preferred Stock, Series D Preferred Stock, Series C Preferred Stock or Series B-3 Preferred Stock, shall thereafter have the right to receive (i) payment of the Redemption Price for such shares by surrendering to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series F Preferred Stock or (ii) a certificate or certificates for the number of shares of Common Stock into which such holder’s shares of Series F Preferred Stock are then convertible pursuant to Section 4 hereof, by surrendering a certificate or certificates representing the shares of Series F Preferred Stock in accordance with the provisions of Section 4 hereof, accompanied by any documentation required therein. If the Corporation does not have sufficient funds legally available to redeem all shares of Series F Preferred Stock to be redeemed pursuant to this Section 6.3, then it shall so notify such holders and shall redeem such shares pro rata (based on the portion of the aggregate Redemption Price for the Series F Preferred Stock payable to them) to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.

(iii) Holders of shares of Series E Preferred Stock, prior to any redemption of any shares of Series D Preferred Stock, Series C Preferred Stock or Series B-3 Preferred Stock, shall thereafter have the right to receive (i) payment of the Redemption Price for such shares by surrendering to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series E Preferred Stock or (ii) a certificate or certificates for the number of shares of Common Stock into which such holder’s shares of Series E Preferred Stock are then convertible pursuant to Section 4 hereof, by surrendering a certificate or certificates representing the shares of Series E Preferred Stock in accordance with the provisions of Section 4 hereof, accompanied by any documentation required therein. If the Corporation does not have sufficient funds legally available to redeem all shares of Series E Preferred Stock to be redeemed pursuant to this Section 6.3, then it shall so notify such holders and shall redeem such shares pro rata (based on the portion of the aggregate Redemption Price for the Series E Preferred Stock payable to them) to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.

(iv) Holders of shares of Series D Preferred Stock, prior to any redemption of any shares of Series C Preferred Stock or Series B-3 Preferred Stock, shall thereafter have the right to receive (i) payment of the Redemption Price for such shares by surrendering to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series D Preferred Stock or (ii) a certificate or certificates for the number of shares of Common Stock into which such holder’s shares of Series D Preferred Stock are then convertible pursuant to Section 4 hereof, by surrendering a certificate or certificates representing the shares of Series D Preferred Stock in accordance with the provisions of Section 4 hereof, accompanied by any documentation required therein. If the Corporation does not have sufficient funds legally available to redeem all shares of Series D Preferred Stock to be redeemed pursuant to this Section 6.3, then it shall so notify such holders and shall redeem such shares pro rata (based on the portion of the aggregate Redemption Price for the Series D Preferred Stock payable to them) to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.

(v) Holders of shares of Series C Preferred Stock, prior to any redemption of any shares of Series B-3 Preferred Stock, shall thereafter have the right to receive (i) payment of the Redemption Price for such shares by surrendering to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series C Preferred Stock or (ii) a certificate or certificates for the number of shares of Common Stock into which such holder’s shares of Series C Preferred Stock are then convertible pursuant to Section 4 hereof, by surrendering a certificate or certificates representing the shares of Series C Preferred Stock in accordance with the provisions of Section 4 hereof, accompanied by any documentation required therein. If the Corporation does not have sufficient funds legally available to redeem all shares of Series C Preferred Stock to be redeemed pursuant to this Section 6.3, then it shall so notify such holders and shall redeem such shares pro rata (based on the portion of the aggregate Redemption Price for the Series C Preferred Stock payable to them) to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.

(vi) Subject to the redemption of the Series H Preferred Stock, Series F Preferred Stock, Series E Preferred Stock, Series D Preferred Stock and Series C Preferred Stock as provided in subsections (i), (ii), (iii), (iv) and (v) above, holders of shares of Series B-3 Preferred Stock shall thereafter have the right to receive (i) payment of the Redemption Price for such shares by surrendering to the Corporation, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing the shares of Series B-3 Preferred Stock or (ii) a certificate or certificates for the number of shares of Common Stock into which such holder’s shares of Series B-3 Preferred Stock are then convertible pursuant to Section 4 hereof, by surrendering a certificate or certificates representing the shares of Series B-3 Preferred Stock in accordance with the provisions of Section 4 hereof, accompanied by any documentation required therein. If the Corporation does not have sufficient funds legally available to redeem all shares of Series B-3 Preferred Stock to be redeemed pursuant to this Section 6.3, then it shall so notify such holders and shall redeem such shares pro rata (based on the portion of the aggregate Redemption Price for the Series B-3 Preferred Stock payable to them) to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.

(vii) Any monies so deposited by the Corporation with a bank or trust company pursuant to this Section 6.3(a) and unclaimed at the end of one year from the Redemption Date (the “First Anniversary”) shall revert to the general funds of the Corporation. After the First Anniversary, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Corporation for the payment of the Redemption Price. After the First Anniversary, any holder of shares of Senior Preferred Stock who does not surrender a certificate or certificates representing the shares of Senior Preferred Stock for conversion in accordance with the provisions of Section 4 hereof, shall look only to the Corporation for the payment of the Redemption Price and shall waive and forfeit any rights to convert such shares of Senior Preferred Stock granted hereunder. Any interest accrued on funds so deposited pursuant to this Section 6.3 shall be paid from time to time to the Corporation for its own account.

(b) Upon the deposit of funds pursuant to Section 6.3(a) necessary to effect the redemption of all outstanding shares of the Senior Preferred Stock, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the Redemption Date and all rights of the holders of the shares of the Senior Preferred Stock shall cease and terminate, excepting only the right to receive the Redemption Price therefor as provided in this Section 6 or to convert such shares into shares of Common Stock. If the Corporation does not deposit funds pursuant to Section 6.3(a) necessary to effect the redemption of all outstanding shares of the Senior Preferred Stock, then each outstanding share of Series Preferred Stock shall remain outstanding and all rights of the holders thereof shall continue until such time as a certificate for such shares have been surrendered for cancellation in connection with the payment of the Redemption Price or converted into shares of Common Stock as provided.

ARTICLE 7

COVENANTS

Section 7.1. So long as any shares of Senior Preferred Stock shall be outstanding, the Corporation shall not, directly or indirectly by merger, reorganization, consolidation or other means, without first obtaining the affirmative vote or written consent of the Requisite Majority in addition to any other vote or consent required under the Corporation’s Amended and Restated Certificate of Incorporation or applicable law:

(a) alter, change or amend, or waive any provision of, the Corporation’s Amended and Restated Certificate of Incorporation or the Corporation’s bylaws;

(b) authorize, create or issue any other class or classes of stock or series of stock or other equity securities or stock appreciation rights or other similar phantom equity rights;

(c) increase the authorized or designated number of shares of the Corporation’s capital stock;

(d) merge or consolidate into or with another corporation or entity, sell, lease, license or otherwise dispose of all or substantially all of the Corporation’s assets (whether held directly or indirectly through one or more controlled subsidiaries), or otherwise effect a Liquidation; provided however, that the prior affirmative vote or prior written consent of H.I.G., for so long as it is a Requisite Party, shall be required for the consummation of any such transaction or Liquidation pursuant to which the holders of Series H Preferred Stock will be entitled to receive consideration per share of Series H Preferred Stock with a value (as determined in good faith by the Board of Directors) that is less than $0.09424 (subject to appropriate and proportionate adjustments for stock dividends, stock splits and other subdivisions and combinations of, and recapitalizations and like occurrences with respect to the Series H Preferred Stock);

(e) acquire (whether directly or through a subsidiary) another entity or an interest in another entity;

(f) pay or declare any dividend or other distribution on any shares of Common Stock or other securities of the Corporation (except as provided by Section 2);

(g) increase or decrease the number of directors constituting the Board of Directors;

(h) apply any of its assets to the redemption, retirement, purchase or other acquisition directly or indirectly, through subsidiaries, if any, or otherwise, of any shares of its capital stock or debt securities, except as provided in Section 6 or from officers, directors or employees of or consultants to the Corporation upon termination of employment pursuant to written agreements in effect on the Filing Date;

(i) enter into any agreement to borrow money that would increase the Corporation’s total indebtedness to be greater than $500,000;

(j) incur capital expenditure in respect of a single item (or related series of items) in excess of $500,000 in any one fiscal year of the Corporation or in an aggregate amount in excess of the amount provided for in the annual budget for that fiscal year as approved by the Board of Directors, in each case unless approved by the Board of Directors (including the approval of a majority of the Preferred Directors);

(k) reclassify or recapitalize any of its outstanding capital stock;

(l) assign any intellectual property rights of the Corporation or enter into any material agreement with respect to any intellectual property rights of the Corporation;

(m) engage in any business outside of the molecular diagnostics or therapeutics industry;

(n) increase the number of shares reserved for issuance under employee stock incentive plans; or

(o) issue any shares of Series A-3 Preferred Stock, Series B-3 Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, or Series F Preferred Stock.

Section 7.2. So long as any shares of Series C Preferred Stock shall be outstanding, the Corporation shall not, directly or indirectly by merger, reorganization, consolidation or other means, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the then-outstanding shares of Series C Preferred Stock, amend, repeal or modify any of the rights, privileges or preferences of the Series C Preferred Stock in a manner that disproportionately and adversely affects the voting or other powers, preferences or other special rights or restrictions of the Series C Preferred Stock.

Section 7.3. So long as any shares of Series D Preferred Stock shall be outstanding, the Corporation shall not, directly or indirectly by merger, reorganization, consolidation or other means, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the then-outstanding shares of Series D Preferred Stock, amend, repeal or modify any of the rights, privileges or preferences of the Series D Preferred Stock in a manner that disproportionately and adversely affects the voting or other powers, preferences or other special rights or restrictions of the Series D Preferred Stock.:

Section 7.4. So long as any shares of Series E Preferred Stock shall be outstanding, the Corporation shall not, directly or indirectly by merger, reorganization, consolidation or other means, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the then-outstanding shares of Series E Preferred Stock, amend, repeal or modify any of the rights, privileges or preferences of the Series E Preferred Stock in a manner that disproportionately and adversely affects the voting or other powers, preferences or other special rights or restrictions of the Series E Preferred Stock.:

Section 7.5. So long as any shares of Series F Preferred Stock shall be outstanding, the Corporation shall not, directly or indirectly by merger, reorganization, consolidation or other means, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the then-outstanding shares of Series F Preferred Stock, amend, repeal or modify any of the rights, privileges or preferences of the Series F Preferred Stock in a manner that disproportionately and adversely affects the voting or other powers, preferences or other special rights or restrictions of the Series F Preferred Stock.:

Section 7.6. So long as any shares of Series H Preferred Stock shall be outstanding, the Corporation shall not, directly or indirectly by merger, reorganization, consolidation or other means, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the then-outstanding shares of Series H Preferred Stock and, for so long as H.I.G. is a Requisite Party, H.I.G., amend, repeal, waive or modify any of the rights, privileges or preferences of the Series H Preferred Stock in a manner that disproportionately and adversely affects the voting or other powers, preferences or other special rights or restrictions of the Series H Preferred Stock.

ARTICLE 8

NO IMPAIRMENT

The Corporation will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of any shares of Preferred Stock above the Original Issue Price for such shares of Preferred Stock, and (b) will take such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of the Preferred Stock from time to time outstanding.

ARTICLE 9

RESIDUAL RIGHTS

All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary shall be vested in the Common Stock.

ARTICLE 10

NO REISSUANCE OF PREFERRED STOCK

No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

ARTICLE FIFTH

CERTAIN MATTERS AS TO CREDITORS

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE SIXTH

LIMITATION OF LIABILITY; INDEMNIFICATION

The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the Delaware General Corporation Law. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the filing of the Amended and Restated Certificate of Incorporation of which this article is a part to authorize corporate action further eliminating or limiting the personal liability of directors, the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of the foregoing paragraph shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify past and present directors, and may indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

ARTICLE SEVENTH

BY-LAWS

The original by-laws of the Corporation shall be adopted by the incorporator. Thereafter, the Directors of the Corporation shall have the power to adopt, amend or repeal the by-laws of the Corporation, subject to the approval of the required stockholders in accordance with this Amended and Restated Certificate of Incorporation.

ARTICLE EIGHTH

ELECTION OF DIRECTORS

The election of the directors of the Corporation need not be by written ballot unless the by-laws of the Corporation shall so provide.

ARTICLE NINTH

REPURCHASES OF COMMON STOCK

In connection with repurchases by the Corporation of its Common Stock from employees, officers, directors, advisors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, Sections 502 and 503 of the California Corporations Code shall not apply in their entirety or in part with respect to such repurchases.

ARTICLE TENTH

CORPORATE OPPORTUNITIES

The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any director of the Corporation who is also a partner, member, stockholder, manager or employee of a Fund (as defined below) or a partner, member, stockholder, manager or employee of an entity that serves as the general partner or in a similar capacity for or manages such Fund, and that may be a corporate opportunity for both the Corporation and such Fund or any entity in which such Fund hold an investment or interest; provided, however, that nothing herein or otherwise shall limit the Corporation’s right to pursue or consummate any transaction related to any Excluded Opportunity even if originated by any director or any Fund. For purposes of this Article Tenth, a “Fund” shall mean an entity (or any partner, member, director, stockholder, employee or agent of any such entity, other than someone who is an employee of the Corporation or any of its subsidiaries) that is a holder of Preferred Stock and that is in the business of investing and reinvesting in other entities.

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THIRD: This Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors of the Corporation.

FOURTH: This Amended Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the Delaware General Corporation Law, chapter 1, title 8, of the Delaware Code and has been approved by a sufficient number of votes cast by the stockholders of the Corporation.

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IN WITNESS WHEREOF, the undersigned, the President and Chief Executive Officer of the above named Corporation, has hereunto signed this Amended and Restated Certificate of Incorporation on the 11th day of July, 2019.

/s/ Ron Rocca
Name:	Ron Rocca
Title:	President and Chief Executive Officer